UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2020

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506

(Address of principal executive offices) (Zip Code)

(402) 489-8266

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07 Submission of Matters to a Vote of Security Holders

Item 9.01 Financial Statements and Exhibits

Signatures

Item 5.02. – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for information regarding the election of directors at the July 14, 2020 annual meeting of shareholders of Midwest Holding, Inc. (the “Company”).

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of shareholders was held on July 14, 2020, at which the Company’s shareholders voted on the proposals indicated below. Record holders of voting common stock at the close of business on May 15, 2020 (the “Record Date”) were entitled to vote at the annual meeting. On the Record Date, there were 1,360,675,242 shares of voting common stock outstanding and entitled to vote. In total, 1,248,717,956 shares of Company voting common stock were represented at the meeting, which represented approximately 91.71% of the shares outstanding and entitled to vote as of the Record Date.

Articles of Amendment of Amended and Restated Articles of Incorporation:

The first proposal was to amend the Company’s Amended and Restated Articles of Incorporation to (i) change its authorized capital stock to 22,000,000 shares of common stock, $0.001 par value (“Common Stock”), of which 20,000,000 shares will be voting common stock (“Voting Common Stock) and 2,000,000 shares will be nonvoting common stock (“Nonvoting Stock”), and 2,000,000 shares will be preferred stock, $0.001 par value (“Preferred Stock); and (ii) to effect a reverse split of the Company’s existing voting common stock, $0.001 par value (“Existing Common Stock”) at a ratio of  500 shares of Existing Common Stock for one share of Voting Common Stock and the payment of cash for any fractional shares resulting from the reverse split. The proposal was approved by the following vote:

Number of Votes For	Number of Votes Against and Authority Withheld	Broker Non-Votes / Abstain
1,246,675,606	315,729	1,726,621

Reincorporation from the State of Nebraska to the State of Delaware:

The second proposal was to reincorporate the Company from the State of Nebraska to the State of Delaware. The proposal was approved by the following vote:

Number of Votes For	Number of Votes Against and Authority Withheld	Broker Non-Votes / Abstain
1,246,789,193	300,561	1,628,202

Staggered Board of Directors (the “Board”) Terms:

The third proposal was to amend the Company’s Amended and Restated Articles of Incorporation to divide the Board into three classes of directors with staggered three-year terms. The proposal was approved by the following vote:

Number of Votes For	Number of Votes Against and Authority Withheld	Broker Non-Votes / Abstain
1,246,922,373	174,740	1,620,843

Election of Directors:

The fourth proposal was the election of seven directors named in the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on May 28, 2020. The Board had nominated for election the following seven persons: A. Michael Salem, Mike Minnich, Sachin Goel, John Hompe, Firman Leung, Jack Theeler and Douglas K. Bratton.  All seven currently serve as directors of Midwest, and A. Michael Salem and Mike Minnich serve as corporate officers and employees.  Douglas K. Bratton is a designee of Crestline Assurance Holdings LLC (“Crestline”) which, under a stockholder agreement, has the right to designate one member of the Board, as long as it and its affiliates own at least 10% of the Company’s outstanding common stock.  The votes were:

Nominee	Number of Votes For	Number of Votes Against and Authority Withheld	Broker Non-Votes / Abstain
Firman Leung	1,246,546,886	611,824	1,559,246
Jack Theeler	1,246,551,337	607,373	1,559,246
John Hompe	1,246,548,468	610,242	1,559,246
Sachin Goel	1,246,907,771	250,939	1,559,246
Mike Minnich	1,246,905,216	253,494	1,559,246
A. Michael Salem	1,246,902,544	256,166	1,559,246
Douglas K. Bratton	1,246,895,548	263,162	1,559,246

The related staggered Board terms are as follows:

Name of Nominee	Class	Term Expires at Annual Meeting
Firman Leung	Class I	2021
Jack Theeler	Class I	2021
John Hompe	Class II	2022
Sachin Goel	Class II	2022
Mike Minnich	Class III	2023
A. Michael Salem	Class III	2023
Douglas K. Bratton	Class III	2023

Ratification of the Appointment of Mazars US LLP as the Company’s Independent Registered Public Accounting Firm for the 2020 Fiscal Year

The fifth proposal was a vote to ratify the appointment of Mazars US LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year. The votes on the proposal were:

Number of Votes For	Number of Votes Against and Authority Withheld	Broker Non-Votes / Abstain
1,248,565,324	108,228	44,404

Item 9.01. – Financial Statements and Exhibits.

(d) Exhibits .

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 16, 2020

MIDWEST HOLDING INC.

By:	/s/ Mark A. Oliver

Name: Mark A. Oliver
Title: President